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                      [Hogan & Hartson L.L.P. Letterhead]



                                    December 19, 1997


Board of Directors
ITC/\DeltaCom, Inc.
206 West Ninth Street
West Point, Georgia  31833

Members of the Board of Directors:

          This firm has acted as counsel to ITC/\DeltaCom, Inc. (the
"Company"), a Delaware corporation, in connection with its registration, pursuant to a registration statement on Form S-8 filed on or about the date hereof (the "Registration Statement"), of 6,188,338 shares of common stock, par value $.01 per share, of the Company (the "Shares"), issuable upon the exercise of options granted under the ITC/\DeltaCom, Inc. 1997 Stock Option Plan, as amended; the ITC/\DeltaCom, Inc. Director Stock Option Plan, as amended; the ITC Holding Company, Inc. Amended and Restated Stock Option Plan; and the ITC Holding Company, Inc. Nonemployee Director Stock Option Plan (collectively, the "Option Plans"). This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with such registration.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.  An executed copy of the Registration Statement.

          2. A copy of the Option Plans, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          3. The Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on October 24, 1997 and by the Secretary of the
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Board of Directors
December 19, 1997
Page 2


              Company on the date hereof as then being complete, accurate and in effect.

          4. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          5. Resolutions of the Board of Directors of the Company adopted on March 24, 1997, September 26, 1997 and October 16, 1997, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          6. Resolutions of the sole stockholder of the Company adopted on or about May 29, 1997, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company or its subsidiaries. In our examination of the aforesaid certificates, records, and documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, and the authenticity, accuracy and completeness and conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have assumed the authenticity and accuracy of the foregoing certifications of corporate officers, on which we are relying, and have made no independent investigations thereof. This opinion is given in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Option Plans (with the
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Board of Directors
December 19, 1997
Page 3


Company having received the consideration therefor, the form of which is in accordance with applicable law), will be validly issued, fully paid and non-assessable by the Company.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this letter, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                    Very truly yours,

                                    /s/ Hogan & Hartson L.L.P.

                                    HOGAN & HARTSON L.L.P.